Exhibit 99.3

REMARKETING AGENCY AGREEMENT

REMARKETING AGENCY AGREEMENT, dated as of July 15, 2008, (this “Agreement”) by and among SLM Student Loan Trust 2005-6 (the “Trust”), Sallie Mae, Inc. (the “Administrator”) and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (each, a “Remarketing Agent” and, collectively, the “Remarketing Agents”). The Remarketing Agents, in consultation with the Administrator, hereby establish the terms for the Class A-5B Reset Rate Notes (the “Notes”) described below with respect to the “Reset Date” on July 25, 2008, in accordance with the terms hereof and of the Remarketing Agreements, dated as of July 27, 2005 and July 14, 2008 (the “Remarketing Agreements”), the terms of which are hereby incorporated by reference and made a part hereof.

The Remarketing Agents will attempt, on a reasonable efforts basis, to remarket the validly tendered Notes at a price equal to 100% of the aggregate principal amount so tendered. There is no assurance that the Remarketing Agents will be able to remarket the entire principal amount of Notes tendered in a Remarketing. The Remarketing Agents shall also have the option, but not the obligation, to purchase any tendered Notes at such price. The option of the Remarketing Agents to purchase tendered Notes from the tendering Class A-5B Noteholders will be subject, without limitation, to the conditions set forth in Section 8 of the Remarketing Agreements.

Each Remarketing Agent represents and agrees that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect acquire, hold, manage or dispose of investments (as principal or agent) for purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The parties hereto agree that the term “Remarketing Prospectus” as it is used in each of the Remarketing Agreements refers to any “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended, provided to the Remarketing Agents by the Trust for use in connection with the remarketing of the Notes.

All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in Appendix A to the Remarketing Agreements.

CERTAIN TERMS OF THE NOTES

Trust:	SLM Student Loan Trust 2005-6

Remarketing Agents and Addresses:	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629

Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street New York, New York 10080

Title of Notes:	Class A-5B Reset Rate Notes

Title of Indenture:	Indenture, dated as of July 1, 2005, as amended or supplemented from time to time by and among the Trust, the Eligible Lender Trustee and the Indenture Trustee.

Eligible Lender Trustee:	The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.)

Indenture Trustee:	Deutsche Bank Trust Company Americas

Current Ratings:

Moody’s Investors Service, Inc.:	Aaa

Standard & Poor’s Ratings Services:	AAA

Fitch Ratings:	AAA

Weighted average life of the Notes at 100% CLR:	5.86 years (based on assumptions in the preliminary Remarketing Prospectus)

Remarketing Terms Determination Date:	July 15, 2008

Notice Date:	July 17, 2008

Spread Determination Date:	July 22, 2008

Reset Date:	July 25, 2008

Reset Period and next succeeding Reset Date:	N/A

Interest Rate Mode:

☒ Floating Rate Mode:

Index:	Three-Month LIBOR

Interval between Interest Rate Change Dates:	Quarterly from each Distribution Date through the day before the next Distribution Date

Interest Rate Determination Date(s):	Second New York and London Business Day before the Distribution Date

☐ Fixed Rate Mode:	N/A

Fixed Rate Pricing Benchmark:	N/A

Whether principal amortizes periodically or is paid at end of Reset Period

Currency Denomination:	N/A

☐ Foreign Exchange Mode:	N/A

Minimum Denominations and additional increments:	N/A

Interest Distribution Dates:	25th day of each January, April, July and October (subject to next business day convention), beginning October 27, 2008

Principal Distribution Date(s):	25th day of each January, April, July and October (subject to next business day convention), beginning October 27, 2008

Priority of Principal Payments –	N/A

Swap Agreement(s):	☐ Yes ☒ No

☐ Currency Swap Agreement:

☐ Interest Rate Swap Agreement:

Eligible Swap Counterparties from which Bids will be Solicited:	N/A

All Hold Rate (Spread for floating or fixed rate, as applicable):	Three-Month LIBOR plus 0.75%

Day Count Basis:	Actual/360

Remarketing Fee (expressed as a percentage of the outstanding principal amount of the Notes, payable except in the case of a Failed Remarketing):	0.25%

Wire Instructions:	To be furnished by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Other:	The Notes will be remarketed using a preliminary and final Remarketing Prospectus furnished by the Administrator.

The foregoing terms are hereby confirmed and agreed to as of this 15th day of July, 2008.

SLM STUDENT LOAN TRUST 2005-6

By:	The Bank of New York Mellon Trust Company, National Association, not in its individual capacity but solely as Eligible Lender Trustee

By:	/s/ Craig A. Kaye
Name: Craig A. Kaye
Title: Assistant Vice President

SALLIE MAE, INC., as Administrator

By:	/s/ Mark. W. Daly
Name: Mark W. Daly
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Slonieski
Name: John Slonieski
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Colin Bennett
Name: Colin Bennett
Title: Authorized Signatory